UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2012

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	1-34907	27-3099608
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by STAG Industrial, Inc. (the “Company”) with the Securities and Exchange Commission on October 11, 2012, as amended (the “Original Report”), reporting the Company’s acquisition of a portfolio of 33 industrial properties from the Company’s affiliate, STAG Investments Holdings II, LLC and its subsidiaries, to include the historical financial statements and unaudited pro forma financial information required by Item 9.01(a) and (b) of Form 8-K for 32 of the 33 industrial properties.  There remains one property included in the portfolio of industrial properties to be acquired from STAG Investments Holdings II, LLC for which the acquisition has not closed. Because the purchase and sale agreement for the property includes various contingencies, there can be no assurance that the property will be acquired or, if it is, what the timing of the purchase will be. This property is not reflected in the financial information required by Item 9.01(a) and (b) below.  This Current Report on Form 8-K/A should be read in conjunction with the Original Report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(a)          Financial Statements Under Rule 3-14 of Regulation S-X

Report of Independent Auditors	2
Combined Statements of Revenue and Certain Expenses for the nine months ended September 30, 2012 (unaudited) and the years ended December 31, 2011, 2010 and 2009	3
Notes to Combined Statements of Revenue and Certain Expenses	4

(b)           Unaudited Pro Forma Condensed Consolidated Financial Information

STAG Industrial, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2012	9
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2012	10
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011	11
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	12

(d)          Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

Report of Independent Auditors

To STAG Industrial, Inc.:

We have audited the accompanying combined statements of revenue and certain expenses (the “Statements”) of the STAG Investments II Portfolio for the years ended December 31, 2011, 2010 and 2009. These Statements are the responsibility of the management of STAG Investments II, LLC. Our responsibility is to express an opinion on these Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of STAG Industrial, Inc.), as described in note 2 and are not intended to be a complete presentation of STAG Investments II Portfolio’s combined revenue and expenses.

In our opinion, the Statements referred to above present fairly, in all material respects, the combined revenue and certain expenses, as described in note 2, of the STAG Investments II Portfolio for the years ended December 31, 2011, 2010 and 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 13, 2012

STAG Investments II Portfolio

Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

	Nine Months Ended September 30,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2012	2011	2010	2009
	Unaudited
Revenue
Rental income	$11,134	$15,263	$15,515	$15,141
Tenant recoveries	$1,393	$1,415	$1,234	$1,467

Total revenue	$12,527	$16,678	$16,749	$16,608

Certain expenses
Cost of rental operations	$939	$1,654	$1,433	$1,581
Real estate taxes and insurance	$1,542	$1,503	$1,635	$1,671

Certain expenses	$2,481	$3,157	$3,068	$3,252

Revenue in excess of certain expenses	$10,046	$13,521	$13,681	$13,356

The accompanying notes are an integral part to the combined statements of revenue and certain expenses.

STAG Investments II Portfolio

Notes to Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

1. Organization

On October 9, 2012, STAG Industrial Inc. (“STAG”) acquired 31 industrial properties from STAG Investments Holdings II, LLC, a wholly owned subsidiary of STAG Investments II, LLC (the “Fund”), which are related parties of STAG through common management. Subsequently, on October 31, 2012, STAG acquired one additional industrial property from the Fund.  STAG and its predecessor served as the asset manager of the Fund for all periods presented.

STAG Investments II Portfolio (the “Properties”), which is not a legal entity as presented in these combined statements of revenue and certain expenses (“Statements”), represents the combination of 32 industrial properties acquired by STAG which are located in 10 states throughout the United States. The accompanying Statements relate to the operations of the Properties.

The Properties were acquired by STAG Investments Holdings II, LLC prior to January 1, 2009.

2. Significant Accounting Policies

(a)                                 Basis of Presentation

The accompanying Statements relate to the Properties and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the Properties for the nine months ended September 30, 2012 and for the years ended December 31, 2011, 2010 and 2009, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Properties:

•                  Depreciation and amortization

•                  Interest income and expense

•                  Amortization of above and below market leases

•                  Other miscellaneous revenue and expenses not directly related to the proposed future operations of the Properties

Because these Properties were acquired from a related party, these Statements have been prepared for the nine months ended September 30, 2012 and years ended December 31, 2011, 2010 and 2009 of ownership.  The Statements are presented on a combined basis as the Properties were under common management for all periods being presented.

(b)                                 Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the related leases when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the leases are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by approximately $117, $183, $698 and $121 for the nine months ended September 30, 2012 (unaudited) and for the years ended December 31, 2011, 2010 and 2009, respectively. Tenant recoveries represent additional rents from expense reimbursements for insurance, real estate taxes, and certain other expenses and are recognized in the period in which the related expenses are incurred.

STAG Investments II Portfolio

Notes to Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

Certain tenants make payments for insurance, real estate taxes and certain other expenses and these costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in the Properties’ financial statements. Management estimates that real estate taxes, which are the responsibility of these certain tenants, were approximately $900, $1,600, $1,600, and $1,800 for the nine months ended September 30, 2012 (unaudited), the years ended December 31, 2011, 2010, and 2009, respectively.  In instances whereby the tenant has assumed the cost for insurance, real estate taxes, and certain other expenses, no recovery revenue has been reflected in the Statements.

Rental revenue from month-to-month leases or leases with no scheduled rent increases or other adjustments is recognized on a monthly basis when earned.

(c)                                  Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(d)           Unaudited Interim Statement

The statement of revenue and certain expenses for the nine months ended September 30, 2012 is unaudited. In the opinion of management, the Statement reflects all adjustments necessary for a fair presentation of the results of the interim period. All such adjustments are of a normal recurring nature.

3. Description of Leasing Arrangements

The Properties are leased to tenants primarily under non-cancelable operating leases which vary in length.

Future minimum base rentals on non-cancelable operating leases as of December 31, 2011, are as follows:

2012	$13,295
2013	11,016
2014	7,234
2015	3,990
2016	2,954

The above future minimum lease payments exclude tenant reimbursements, amortization of accrued rental revenue and above/below-market lease intangibles. Some leases are subject to termination options. In general, these leases provide for termination payments should the termination options be exercised. The above table is prepared assuming such options are not exercised.

Certain leases provide for payments that represent reimbursements for related expenses incurred under existing ground leases.

4. Ground Lease Commitments

Two adjacent buildings are subject to one non-cancelable operating ground lease agreement which commenced on May 1, 1994 and has a forty year term expiring April 30, 2034. The ground lease provides for monthly minimum rent and future rent increases. For the nine months ended September 30, 2012 (unaudited) and for the years ended December 31, 2011, 2010 and 2009, the Properties expensed ground lease payments under these operating leases in the amount of $109, $146, $146, and $138, respectively. Rent adjustments are every five years on the basis of increases in the Consumer Price Index (CPI) or fair market value pursuant to certain clauses in the lease agreement.

STAG Investments II Portfolio

Notes to Combined Statements of Revenue and Certain Expenses

(dollars in thousands)

Future minimum ground lease commitments on non-cancelable operating ground leases as of December 31, 2011, are as follows:

2012	$146
2013	146
2014	146
2015	146
2016	146

One building is subject to a non-cancelable operating ground lease agreement which commenced on October 28, 1996 and is set to expire on December 31, 2038.  The ground lease provides for monthly ground rent and future rent increases. Rent adjustments are every five years on the basis of increases in the Consumer Price Index (CPI) pursuant to certain clauses in the lease agreement.  The tenant in the building is obligated to pay directly to the land owner their obligations under their lease related to the ground lease payments assumed by the tenant.  These ground lease payments are not reflected in the Properties’ Statements of Revenue and Certain Expenses.  To the extent the tenant fails to make the ground lease payments, the Properties would recognize the expense for the obligation.  The Properties estimate that the ground lease payments, which are the responsibility of the tenant, were approximately $110, $142, $164, and $143 for the nine months ended September 30, 2012 (unaudited) and the years ended December 31, 2011, 2010, and 2009, respectively.

5. Commitments and Contingencies

The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties’ revenue and certain operating expenses.

6. Subsequent Events

Management has evaluated the events and transactions that have occurred through December 13, 2012, the date which the Statements were available to be issued, and noted no items requiring adjustment to the Statements or additional disclosure.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated financial statements (including notes thereto) of STAG Industrial, Inc. (the “Company”) are qualified in their entirety and should be read in conjunction with the historical financial statements included elsewhere in this Current Report on Form 8-K, as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 9, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission on November 8, 2012.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2012, reflects the financial position of the Company as if the acquisitions described in the notes to the unaudited pro forma condensed consolidated financial statements had been completed on September 30, 2012.  The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012 are presented as if the acquisitions by the Company had occurred on January 1, 2011.

Such pro forma information is based upon the historical consolidated results of operations of the Company for the nine months ended September 30, 2012 and the year ended December 31, 2011, giving effect to the STAG Investment Holding II, LLC acquisitions for a total purchase price of $132.6 million, excluding closing costs:

Property Description	Market	# of Buildings	Date Acquired	Square Footage
STAG Auburn Hills, LLC	Auburn Hills, MI	1	10/9/2012	87,932
STAG El Paso, LP	El Paso, TX	1	10/9/2012	269,245
STAG Gloversville 1, LLC	Gloversville, NY	1	10/9/2012	50,000
STAG Gloversville 2, LLC	Gloversville, NY	1	10/9/2012	101,589
STAG Gloversville 3, LLC	Gloversville, NY	1	10/9/2012	26,529
STAG Gloversville 4, LLC	Gloversville, NY	1	10/9/2012	59,965
STAG Greenwood 2, LLC	Greenwood, SC	1	10/9/2012	70,100
STAG Greenwood 1, LLC	Greenwood, SC	1	10/9/2012	104,955
STAG Holland 3, LLC	Holland, MI	1	10/9/2012	195,000
STAG Independence, LLC	Independence, VA	1	10/9/2012	120,000
STAG Jackson, LLC	Jackson, TN	1	10/9/2012	250,000
STAG Johnstown 1, LLC	Johnstown, NY	1	10/9/2012	52,500
STAG Johnstown 2, LLC	Johnstown, NY	1	10/9/2012	60,000
STAG Johnstown 3, LLC	Johnstown, NY	1	10/9/2012	42,325
STAG Johnstown 4, LLC	Johnstown, NY	1	10/9/2012	57,102
STAG Kansas City, LLC	Kansas City, KS	1	10/9/2012	56,580
STAG Layfayette 1, LLC	Lafayette, IN	1	10/9/2012	71,400
STAG Layfayette 2, LLC	Lafayette, IN	1	10/9/2012	120,000
STAG Layfayette 3, LLC	Lafayette, IN	1	10/9/2012	275,000
STAG Lansing 3, LLC	Lansing, MI	1	10/9/2012	250,100
STAG Marion, LLC	Marion, IN	1	10/9/2012	249,600
STAG Novi, LLC	Novi, MI	1	10/9/2012	120,800
STAG O’Hara, LLC	O’Hara Township, PA	1	10/9/2012	887,084
STAG Parsons, LLC	Parsons, KS	1	10/9/2012	120,000
STAG Phenix City, LLC	Phenix City, AL	1	10/9/2012	117,568
STAG Portage, LLC	Portage, IN	1	10/9/2012	212,000
STAG Ware Shoals, LLC	Ware Shoals, SC	1	10/9/2012	20,514
STAG Wichita 1, LLC	Wichita, KS	1	10/9/2012	80,850
STAG Wichita 2, LLC	Wichita, KS	1	10/9/2012	120,000
STAG Wichita 3, LLC	Wichita, KS	1	10/9/2012	44,760
STAG Wichita 4, LLC	Wichita, KS	1	10/9/2012	47,700
STAG Sterling Heights, LLC	Sterling Heights, MI	1	10/31/2012	108,000
		32		4,449,198

In management’s opinion, all adjustments necessary to reflect the above transactions have been made.  The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and notes thereto of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 9, 2012 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission on November 8, 2012.

The Company’s “predecessor” for accounting purposes is STAG Predecessor Group (or “Predecessor”), which is not a legal entity, but a collection of the real estate entities that were owned by STAG Investments III, LLC prior to the Company’s initial public offering in April 2011 (the “IPO”). Prior to the IPO, STAG Predecessor Group also was engaged in the business of owning, leasing and operating real estate consisting primarily of industrial properties located throughout the United States. The financial information contained in this report that relates to the time periods on or prior to April 19, 2011 is the Predecessor’s financial information; the financial information contained in this report for any time period on or after April 20, 2011 is the Company’s financial information.  The Company did not have any operating activity before April 20, 2011 and, as a result of the Company’s IPO and related formation transactions, is substantially different from STAG Predecessor Group.

The unaudited pro forma condensed consolidated financial statements as of September 30, 2012 and for the year ended December 31, 2011 and the nine months ended September 30, 2012 are not necessarily indicative of what the Company’s actual financial condition would have been at September 30, 2012 or what the Company’s actual results of operations would have been assuming the transactions had occurred as of January 1, 2011, nor do they purport to represent the Company’s financial condition or results of operations for future periods.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2012

(dollars in thousands)

	STAG
	Industrial	STAG Investments	Company
	Inc.	II Portfolio	Pro Forma
	(A)	(B)
Assets
Rental property
Land	$90,337	$8,508	$98,845
Buildings	517,030	89,189	606,219
Tenant improvements	31,586	2,396	33,982
Building and land improvements	16,836	3,281	20,117
Less: accumulated depreciation	(41,881)	—	(41,881)
Total rental property, net	613,908	103,374	717,282

Cash and cash equivalents	10,684	—	10,684
Restricted cash	5,768	—	5,768
Tenants accounts receivable, net	7,100	—	7,100
Prepaid expenses and other assets	5,706	—	5,706
Deferred financing fees, net	3,646	—	3,646
Leasing commissions, net	1,335	—	1,335
Goodwill	4,923	—	4,923
Due from related parties	375	—	375
Deferred leasing intangibles, net	150,466	30,349	180,815
Total assets	$803,911	$133,723	$937,634

Liabilities and Equity
Liabilities:
Mortgage notes payable	161,894	—	161,894
Unsecured credit facility	12,000	132,649	144,649
Unsecured term loan	100,000	—	100,000
Accounts payable, accrued expenses and other liabilities	8,179	—	8,179
Interest rate swaps	577	—	577
Tenant prepaid rent and security deposits	3,970	—	3,970
Dividends and distributions payable	12,772	—	12,772
Deferred leasing intangibles, net	5,513	1,074	6,587
Total liabilities	304,905	133,723	438,628

Equity:
Preferred stock	69,000	—	69,000
Common stock	349	—	349
Additional paid-in capital	408,834	—	408,834
Common stock dividends in excess of earnings	(47,916)	—	(47,916)
Accumulated other comprehensive loss	(427)	—	(427)
Total stockholders’ equity	429,840	—	429,840
Noncontrolling interest	69,166	—	69,166
Total equity	499,006	—	499,006
Total liabilities and equity	$803,911	$133,723	$937,634

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2012

(dollars in thousands, except per share data)

	STAG Industrial Inc.	STAG Investments II Portfolio	Pro Forma Adjustments		Total Pro Forma Adjustments	Company Pro Forma
	(AA)	(BB)
Revenue
Rental income	$52,448	$11,046	$—		11,046	$63,494
Tenant recoveries	6,283	1,393	—		1,393	7,676
Other income	982	—	(66	)(CC)	(66)	916
Total revenue	59,713	12,439	(66)		12,373	72,086

Expenses
Property	9,255	2,481	—		2,481	11,736
General and administrative	9,962	—	—		—	9,962
Property acquisition costs	2,509	—	—		—	2,509
Depreciation and amortization	28,465	11,615	—		11,615	40,080
Loss on impairment	4,563	—	—		—	4,563
Other expenses	146	—	—		—	146
Total expenses	54,900	14,096	—		14,096	68,996

Other income (expense)
Interest income	17	—			—	17
Interest expense	(11,888)	(3,406)	127	(DD)	(3,279)	(15,167)
Gain on interest rate swaps	215	—	—		—	215
Offering costs	(68)	—	—		—	(68)
Loss on extinguishment of debt	(929)	—	—		—	(929)
Total other income (expense)	(12,653)	(3,406)	127		(3,279)	(15,932)
Net loss from continuing operations	$(7,840)	$(5,063)	$61		$(5,002)	$(12,842)
Income attributable to discontinued operations	35	—	—		—	35
Net loss	$(7,805)	$(5,063)	$61		$(5,002)	$(12,807)
Less: loss attributable to noncontrolling interest	(3,244)	—	(1,331	)(EE)	(1,331)	(4,575)
Net loss attributable to STAG Industrial, Inc.	$(4,561)	$(5,063)	$1,392		$(3,671)	$(8,232)
Less: preferred stock dividends	4,659	—	—		—	4,659
Less: amount allocated to unvested restricted stock	81	—	—		—	81
Net Income (loss) loss attributable to the common stockholders	$(9,301)	$(5,063)	$1,392		$(3,671)	$(12,972)

Loss per share - basic and diluted
Loss per share - basic and diluted	$(0.43)				(FF)	$(0.60)
Weighted average common shares outstanding - basic and diluted	21,716,590					21,716,590

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2011

(dollars in thousands, except per share data)

	For the period April 20, 2011 to December 31, 2011	For the period January 1, 2011 to April 19, 2011	For the period January 1, 2011 to December 31, 2011
		STAG
	STAG Industrial Inc.	Predecessor Group	STAG Investments II Portfolio	Pro Forma Adjustments		Total Pro Forma Adjustmens	Company Pro Forma
	(AA)	(GG)	(BB)
Revenue
Rental income	$39,184	$7,027	$15,237	$—		$15,237	$61,448
Tenant recoveries	4,747	1,218	1,415	—		1,415	$7,380
Other income	940	—	—	(59	)(CC)	(59)	$881
Total revenue	44,871	8,245	16,652	(59)		16,593	69,709

Expenses
Property	7,943	2,075	3,157	—		3,157	13,175
General and administrative	8,365	322	—	—		—	8,687
Asset management fees	—	175	—	—		—	175
Property acquisition costs	1,088	—	—	—		—	1,088
Depreciation and amortization	22,733	2,437	15,487	—		15,487	40,657
Other expenses	294	—	—	—		—	294
Total expenses	40,423	5,009	18,644	—		18,644	64,076

Other income (expense)
Interest income	28	1	—	—		—	29
Interest expense	(12,182)	(4,053)	(5,171)	(16	)(DD)	(5,187)	(21,422)
Gain on interest rate swaps	2,179	762	—	—		—	2,941
Formation transaction costs	(3,674)	—	—	—		—	(3,674)
Offering costs	(78)	—	—	—		—	(78)
Total other income (expense)	(13,727)	(3,290)	(5,171)	(16)		(5,187)	(22,204)
Net loss from continuing operations	$(9,279)	$(54)	$(7,163)	$(75)		$(7,238)	$(16,571)
Income (loss) attributable to discontinued operations	52	(175)	—	—		—	(123)
Net Loss	$(9,227)	$(229)	$(7,163)	$(75)		$(7,238)	$(16,694)
Less: loss attributable to noncontrolling interest	(3,396)		—	(2,434	)(EE)	(2,434)	(5,830)
Net loss attributable to STAG Industrial, Inc.	$(5,831)		$(7,163)	$2,359		$(4,804)	$(10,864)
Less: preferred stock dividends	1,018		—	—		—	1,018
Net income (loss) attributable to the common stockholders	$(6,849)		$(7,163)	$2,359		$(4,804)	$(11,882)
Loss per share - basic and diluted
Loss per share - basic and diluted	$(0.44)					(FF)	$(0.76)
Weighted average common shares outstanding - basic and diluted	15,630,910						15,630,910

See accompanying notes to pro forma condensed consolidated financial statements.

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

1. ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The adjustments to the pro forma condensed consolidated balance sheet as of September 30, 2012 are as follows:

(A)          Represents the consolidated balance sheet of STAG Industrial, Inc. as of September 30, 2012.

(B)                               Reflects the acquisition of 32 industrial properties, in two separate transactions, from the Company’s affiliate, STAG Investments Holdings II, LLC that closed subsequent to September 30, 2012. On October 9, 2012, the Company acquired 31 industrial properties. Subsequently, on October 31, 2012 the Company acquired one additional industrial property.  For pro forma purposes, these acquisitions were funded using proceeds from the Company’s $200 million unsecured corporate revolving credit facility (“Unsecured Credit Facility”) of $132.6 million.  The following pro forma adjustments are necessary to reflect the initial allocation of the estimated purchase price of these acquisitions.  The allocation of purchase price shown in the table below is based on the Company’s best estimates and is subject to change based on the final determination of the fair value of assets and liabilities acquired.

Land	$8,508
Building	89,189
Building and land improvements	3,281
Tenant improvements	2,396
Total rental property	103,374
Deferred leasing intangibles - assets	30,349
Assets acquired	133,723

Deferred leasing intangibles - liabilities	(1,074)
Liabilities assumed	(1,074)
Net acquisition price	$132,649

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

2. ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The adjustments to the pro forma condensed consolidated statement of operations for the nine months ended September 30, 2012 and for the year ended December 31, 2011 are as follows:

(AA)                      Reflects the historical results of STAG Industrial, Inc. for the nine months ended September 30, 2012 (unaudited) and the period April 20, 2011 to December 31, 2011.

(BB)                      Reflects the results of operations for nine months ended September 30, 2012 and the year ended December 31, 2011, for the acquisitions of 32 industrial properties, in two separate closings, from the Company’s affiliate, STAG Investments Holdings II, LLC.  The table below illustrates the adjustments to revenue and expenses for these acquisitions. Adjustments to revenue represent the impact of the amortization of the net amount of above and below market rents and change in straight-line rent recognition as a result of purchase accounting adjustments. Adjustments to depreciation and amortization represent the additional depreciation expense and amortization of intangibles as a result of these purchase accounting adjustments. Depreciation and amortization amounts were determined in accordance with the Company’s policies and are based on management’s evaluation of the estimated useful lives of the properties and intangibles. The amounts allocated to buildings are depreciated over 40 years. The amounts allocated to lease intangibles are generally amortized over the remaining life of the related leases. Interest expense represents the interest expense of the debt from January 1, 2011 to September 10, 2012 at the secured credit facility negotiated rate and from September 11, 2012 to September 30, 2012 at the unsecured credit facility negotiated rate as if the debt was obtained on January 1, 2011. The negotiated rates changed on September 10, 2012 when the Company paid off the remaining balance under, and terminated, the credit facility and contemporaneously closed on the Unsecured Credit Facility.

STAG Investment Holdings II Portfolio

For the Nine Months Ended September 30, 2012

	Certain Revenue and Expenses
	STAG Investments II Portfolio	Adjustments	STAG Investments II Portfolio
Rental income	$11,134	$(88)	$11,046
Tenant recoveries	1,393	—	1,393
Total revenue	$12,527	$(88)	$12,439
Property	$2,481	—	$2,481
Depreciation and amortization	—	11,615	11,615
Interest expense	—	3,406	3,406
Total expense	$2,481	$15,021	$17,502

STAG Industrial, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

For the Year Ended December 31, 2011

	Certain Revenue and Expenses
	STAG Investments II Portfolio	Adjustments	STAG Investments II Portfolio
Rental income	$15,263	$(26)	$15,237
Tenant recoveries	1,415	—	1,415
Total revenue	$16,678	$(26)	$16,652
Property	$3,157	—	$3,157
Depreciation and amortization	—	15,487	15,487
Interest expense	—	5,171	5,171
Total expense	$3,157	$20,658	$23,815

(CC)                      STAG Industrial Management, LLC (the “Manager”), a wholly owned subsidiary of STAG Industrial, Inc. is performing certain asset management services for STAG Investments II, LLC (“Fund II”), a related party. The Manager is paid annual asset management fee revenue based on the equity investment in the Fund II assets. Above reflects the reduction in asset management fee revenue due to the reduction of the Fund II assets by Fund II’s sale to the Company of 32 of its properties for the nine months ended September 30, 2012 and the year ended December 31, 2011.

(DD)                      Reflects the unused fee related to the secured and unsecured credit facility of the Company for the nine months ended September 30, 2012 and the year ended December 31, 2011.

(EE)                        Reflects the allocation of net income (loss) to the noncontrolling interest.

(FF)                          Pro forma loss per share—basic and diluted are calculated by dividing pro forma consolidated net loss allocable to the Company’s stockholders by the number of weighted average shares of common stock outstanding for the nine months ended September 30, 2012 and year ended December 31, 2011.

(GG)                      Reflects the historical combined statement of operations of STAG Predecessor Group for the period January 1, 2011 to April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Gregory W. Sullivan
Gregory W. Sullivan
Chief Financial Officer, Executive Vice President and Treasurer
Dated: December 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP